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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of 7th Street.com, Inc.
(formerly known as Street Technologies, Inc.):

We consent to the incorporation by reference in Registration Statement No. 333-64365 on Form S-3 and Registration Statements Nos. 333-65525, 333-10341 and 333-10339 on Forms S-8 of 7th Level, Inc. of our report dated June 5, 1998, with respect to the balance sheet of 7th Street.com, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, which report appears in this Form 8-K/A of 7th Level, Inc.

                                          KPMG LLP

Stamford, Connecticut
April 13, 1999